As filed with the Securities and Exchange Commission on March 12, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONAL GENERAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	27-1046208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 38th Floor

New York, New York 10038

(Address of registrant’s principal executive offices, including zip code)

American Capital Acquisition Corporation 2010 Equity Incentive Plan

National General Holdings Corp. 2013 Equity Incentive Plan

(Full title of the plans)

Jeffrey Weissmann

General Counsel and Secretary

59 Maiden Lane, 38th Floor

New York, New York 10038

(212) 380-9500

(Name, address and telephone number, including area code, of agent for service)

Copies to:

J. Brett Pritchard

Locke Lord LLP

111 South Wacker Drive

Chicago, Illinois 60606

(312) 443-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	2,250,223(2)	$5.94(3)	$13,366,325	$1,721.58
Common Stock, par value $0.01 per share	2,808,125(4)	$10.51(5)	$29,513,394	$3,801.33
Common Stock, par value $0.01 per share	2,344,852(6)	$14.10(7)	$33,062,413	$4,258.44
Total	7,403,200		$75,942,132	$9,781.35

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (this “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock that become issuable under the American Capital Acquisition Corporation 2010 Equity Incentive Plan (the “2010 Plan”) or the National General Holdings Corp. 2013 Equity Incentive Plan (the “2013 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	Represents shares of the Registrant’s common stock reserved for issuance pursuant to stock option awards outstanding under the 2010 Plan as of the date of this Registration Statement. To the extent that any such awards expire or are forfeited subsequent to the date of this Registration Statement, the shares of the Registrant’s common stock reserved for issuance pursuant to such awards will become available for issuance under the 2013 Plan.
(3)	Computed pursuant to Rule 457(h) promulgated under the Securities Act on the basis of $5.94 per share, the weighted-average exercise price of stock option awards outstanding under the 2010 Plan as of March 10, 2014.
(4)	Represents shares of the Registrant’s common stock reserved for issuance pursuant to stock option awards outstanding under the 2013 Plan as of the date of this Registration Statement.
(5)	Computed pursuant to Rule 457(h) promulgated under the Securities Act on the basis of $10.51 per share, the weighted-average exercise price of stock option awards outstanding under the 2013 Plan as of March 10, 2014.
(6)	Represents shares of the Registrant’s common stock reserved for issuance pursuant to future awards under the 2013 Plan. To the extent that any awards outstanding under the 2010 Plan expire or are forfeited subsequent to the date of this Registration Statement, the shares of the Registrant’s common stock reserved for issuance pursuant to such awards will become available for issuance under the 2013 Plan. See footnote 2 above.
(7)	Computed pursuant to Rule 457(c) promulgated under the Securities Act based upon the average of the high and low price of the Registrant’s common stock as reported by The NASDAQ Global Market on March 10, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this registration statement the documents listed below which have previously been filed with the Securities and Exchange Commission (the “Commission”), to the extent such documents and any exhibits thereto have been filed rather than furnished:

•	the Registrant’s final prospectus dated February 20, 2014 filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1 (File No. 333-190454), as declared effective on February 14, 2014, which contains audited financial statements of the Registrant for the latest fiscal year for which such statements have been filed;

•	the Registrant’s Current Report on Form 8-K filed on February 20, 2014; and

•	the description of the Registrant’s common stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36311), filed with the Commission on February 10, 2014 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

In addition, each document or report subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award, or a corporation to grant, indemnity to officers, directors and other corporate agents in connection with certain legal proceedings and permits a corporation to include in its charter documents and agreements between the corporation and its officers, directors and other corporate agents, provisions expanding the scope of indemnification beyond that specifically provided for by Section 145.

Our charter provides that we will indemnify our directors and officers, and may indemnify our employees and agents, to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

In addition, we have entered into separate indemnification agreements with our directors and executive officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors or officers. We also maintain director and officer liability insurance.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description of Document

4.1	Form of Common Stock Certificate of National General Holdings Corp. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-190454) filed on August 7, 2013)

5.1	Opinion of Locke Lord LLP

23.1	Consent of BDO USA, LLP

23.2	Consent of Locke Lord LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in Signature Page)

99.1	American Capital Acquisition Corporation 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (No. 333-190454) filed on August 7, 2013)

99.2	National General Holdings Corp. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (No. 333-190454) filed on August 7, 2013)

Item 9.	Undertakings.

The undersigned Registrant hereby undertakes:

A.    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 12, 2014.

NATIONAL GENERAL HOLDINGS CORP.

By:	/s/ Michael Karfunkel

Chairman, President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Karfunkel and Jeffrey Weissmann, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Karfunkel Michael Karfunkel	Chairman, President and Chief Executive Officer (principal executive officer)	March 12, 2014

/s/ Michael Weiner Michael Weiner	Chief Financial Officer (principal financial officer)	March 12, 2014

/s/ Donald Bolar Donald Bolar	Chief Accounting Officer (principal accounting officer)	March 12, 2014

/s/ Barry Karfunkel Barry Karfunkel	Director	March 12, 2014

/s/ Barry Zyskind Barry Zyskind	Director	March 12, 2014

/s/ Donald DeCarlo Donald DeCarlo	Director	March 12, 2014

/s/ Patrick Fallon Patrick Fallon	Director	March 12, 2014

/s/ Barbara Paris Barbara Paris	Director	March 12, 2014

Howard Zuckerman	Director	March 12, 2014

INDEX TO EXHIBITS

Exhibit No.	Description of Document

4.1	Form of Common Stock Certificate of National General Holdings Corp. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (No. 333-190454) filed on August 7, 2013)

5.1	Opinion of Locke Lord LLP

23.1	Consent of BDO USA, LLP

23.2	Consent of Locke Lord LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in Signature Page)

99.1	American Capital Acquisition Corporation 2010 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (No. 333-190454) filed on August 7, 2013)

99.2	National General Holdings Corp. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form S-1 (No. 333-190454) filed on August 7, 2013)